UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Definitive Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CHF SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHF Solutions, Inc. Announces Adjournment of Annual Meeting of Stockholders

Scheduled to Reconvene June 19, 2020

Company Strongly Encourages Stockholders to Vote

EDEN PRAIRIE, MN, May 22, 2020 (GLOBE NEWSWIRE) -- CHF Solutions, Inc. (Nasdaq:CHFS) (“CHF Solutions”) today announced that its 2020 Annual Meeting of Stockholders held on May 20, 2020 convened and then adjourned until June 19, 2020 2:00 p.m. US Central Time at https://web.lumiagm.com/257409059 to solicit additional proxies for Proposal 3, granting the Board of Directors the discretion to implement a reverse stock split (“Proposal 3”).

The Board of Directors believes approval of Proposal 3 is in the best interests of CHF Solutions and its stockholders because a reverse stock split may be necessary to maintain the listing of CHF Solutions’ common stock on the NASDAQ Capital Market (“Nasdaq”). A delisting of the common stock from Nasdaq could significantly impair CHF Solutions’ ability to raise additional capital, which may be needed to operate its business; it could result in lower prices for its common stock and larger spreads in the bid and ask prices for the common stock; and it could impact a stockholders ability to trade shares of common stock. Proposal 3 is described in more detail in the company’s proxy statement, dated April 13, 2020 (the “Proxy Statement”), furnished to stockholders in connection with the 2020 Annual Meeting. As stated in the Proxy Statement, CHF Solutions only intends to implement the reverse stock split if needed to maintain its listing on Nasdaq.

Stockholders have thus far strongly supported Proposal 3. At the time of the meeting, approximately 56% of the shares that had been voted on Proposal 3 had been voted in its favor. However, the favorable votes were less than the absolute majority of all outstanding shares needed for approval. Proposals 1, 2 and 4 were approved at the Annual Meeting.

CHF Solutions encourages any stockholder that has not yet voted its shares or is uncertain if their shares have been voted to contact their broker or bank. The Board of Directors and management respectfully requests stockholders as of the record date, April 6, 2020, to please vote their proxies as soon as possible, but no later than June 18, 2020 at 11:59 p.m. (Eastern Time). Stockholders who have previously submitted their proxy or otherwise voted for the annual meeting and who do not want to change their vote need not take any action. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the Company at ir@chf-solutions.com.

As described in the proxy statement, a stockholder may use one of the following simple methods to vote with respect to Proposal 3:
•
Vote by Internet: Go to the website www.voteproxy.com and follow the on-screen instructions or scan the QR code with a smartphone. The stockholder should have their proxy card available when they access the page.

•	Vote by Telephone: Please call the toll-free number listed on the stockholder’s proxy card or voting instruction form and follow the instructions provided.
•	Vote by Mail: Mark, sign, date and return the stockholder’s proxy card or voting instruction form and return it in the envelope provided as soon as possible.

Votes must be received by 11:59 P.M. Eastern Time on June 18, 2020 to be counted. After this time, the only way to cast a vote is at the adjourned Annual Meeting on June 19, 2020, 2:00 p.m. US Central Time at https://web.lumiagm.com/257409059.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

About CHF Solutions
CHF Solutions, Inc. (CHFS) is a medical device company dedicated to changing the Lives of patients suffering from fluid overload through science, collaboration, and innovation. The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow™ system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.
About the Aquadex SmartFlow System
The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements
Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the company’s need to raise additional capital, the effect of stockholders not approving Proposal 3 and the impact of delisting of the company’s common stock.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our expectations regarding the potential impacts of the COVID-19 pandemic on our business operations, our ability to execute on our commercial strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information
In connection with the solicitation of proxies, on April 13, 2020, CHF Solutions, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the company’s 2020 Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY CHF SOLUTIONS, INC. WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The company’s proxy statement and any other materials filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The company’s proxy statement, notice of annual meeting, and annual report to shareholders are available free of charge on the company’s Investor Relations website at www.chfsolutions.com . All stockholders may also write to the company at the following address to request copies of these materials: CHF Solutions, Inc. 12988 Valley View Road, Eden Prairie, Minnesota 55344 Attention: Corporate Secretary. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

CONTACTS

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer, CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com

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